UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 30, 2015
Date of Report (Date of earliest event reported)

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7150 E. Camelback Road, Suite 333 Scottsdale, Arizona 85251
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 30, 2015, Kona Grill, Inc. (“the Company”) held its Annual Meeting of Stockholders (“Annual Meeting”). For more information on the following proposals, see the company’s proxy statement dated March 13, 2015, the relevant portions of which are incorporated herein by reference. Below are the final voting results.

(1)	The stockholders elected each of the Class I directors to serve for a three-year term expiring in 2018:

	For	Against	Broker Non-Votes
James R. Jundt	6,014,991	3,038,762	1,547,752
Steven W. Schussler	6,205,962	2,847,791	1,547,752

(2)	The stockholders voted to increase the number of authorized shares of common stock from 15,000,000 to 30,000,0000:

For	9,765,845	92.1%
Against	792,837	7.5%
Abstain	42,823	0.4%

(3)	The stockholders voted to increase the number of shares of common stock reserved for issuance under the 2012 Stock Award Plan by 1,500,000:

For	5,221,824	57.7%
Against	3,821,034	42.2%
Abstain	10,895	0.1%
Broker Non Votes	1,547,752

(4)	The stockholders ratified the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	10,466,395	98.7%
Against	133,912	1.3%
Abstain	1,198	0.0%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2015	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer